Exhibit 3.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Interest of Experts” and to the use of our reports dated February 27, 2015, in the Registration Statement (Form F-7) of Synodon Inc. and the related preliminary short-form prospectus dated June 11, 2015.

/s/ Ernst & Young LLP

Chartered Accountants

June 11, 2015

Edmonton, Canada